UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

  CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): Feb 25, 2020

FARO TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	0-23081	59-3157093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
250 Technology Park, Lake Mary, Florida 32746
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (407) 333-9911
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	FARO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 25, 2020, Jody S. Gale entered into a Transition and Separation Agreement (the “Transition Agreement”) with FARO Technologies, Inc. (the “Company”). Pursuant to the Transition Agreement, Mr. Gale acknowledged his termination from the position of Senior Vice President, General Counsel and Secretary of the Company and as an officer or director of any subsidiary of the Company, effective February 20, 2020. Mr. Gale will continue to serve as an at-will employee of the Company through March 31, 2020 (the “Transition Period”), which Transition Period will automatically continue unless either party provides 10 days’ advanced written notice of its intention to end the Transition Period, in order to provide assistance and input concerning ongoing business matters, to effectively transition matters to other employees and to perform such other duties as directed by the Company. The Company will continue to pay Mr. Gale his current base salary of $372,860 per annum during the Transition Period. Mr. Gale will not receive a bonus payment under the Company’s short-term cash incentive program in respect of performance for any part of 2019 or 2020.
Consistent with the Company’s severance obligations to Mr. Gale set forth in the Amended and Restated Employment Agreement, dated as of April 27, 2016, between the Company and Mr. Gale filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 29, 2016, the Transition Agreement provides that Mr. Gale will receive the following severance benefits:
•Base salary severance. The Company will continue to pay Mr. Gale his existing base salary of $372,860, payable in biweekly installments over a period of 12 months following the expiration of the Transition Period.
•Stock option and restricted stock unit vesting. Any outstanding and unvested stock options held by Mr. Gale will become fully exercisable as of the expiration of the Transition Period and any outstanding restricted stock units held by Mr. Gale will become fully vested and will immediately convert to shares of the Company’s common stock as of the expiration of the Transition Period.
In addition, the Company will reimburse Mr. Gale for the monthly COBRA payments that Mr. Gale makes for a period of up to 12 months. The Transition Agreement includes non-compete and non-solicitation covenants pursuant to which Mr. Gale has agreed not to compete against or solicit any customer or employee of the Company for a period of two years after the conclusion of the Transition Period, and also includes confidentiality and non-disparagement covenants.
This summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:
EXHIBIT INDEX

Exhibit Number	Description

10.1	Transition and Separation Agreement by and between FARO Technologies, Inc. and Jody S. Gale, dated February 25, 2020.
104	Cover Page Interactive Data File - The cover page of this Current Report on Form 8-K filed on February 27, 2020, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARO Technologies, Inc.

February 27, 2020	/s/ Allen Muhich
	By:	Allen Muhich
	Its:	Chief Financial Officer
(Duly Authorized Officer and Principal Financial Officer)